UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
November 10, 2006
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)
(949) 788-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 10, 2006, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into a settlement agreement (“Agreement”) of patent litigation with Glaxo Group Limited (“GSK”) relating to sumatriptan injection, the generic version of GSK’s Imitrex® Injection. Pursuant to the terms of the Agreement, the parties agreed to dismiss the litigation with prejudice and mutually agreed to release each other from all liability associated with the litigation. In addition, GSK granted the Company an exclusive license to market, sell and distribute generic versions of certain sumatriptan injection products in the United States during GSK’s sumatriptan pediatric exclusivity period, which begins on August 6, 2008, but with the launch occurring not later than November 6, 2008. Also pursuant to the terms of the Agreement, the Company’s distribution partner for sumatriptan injection, Par Pharmaceutical Companies, Inc. (“Par”), on behalf of the Company, entered into a supply and distribution agreement (“Supply Agreement”) with GSK, whereby GSK agreed to supply certain sumatriptan injection products to Par for distribution in the United States. The Agreement is subject to government review and therefore, it could become null and void.
     The Company does not have any material relationship with GSK other than the agreements discussed above.
     The foregoing description of the Agreement and the Supply and Distribution Agreement is qualified in its entirety by reference to the press release attached as Exhibit 99.1 hereto, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibits:	Description of Document
99.1	Press Release dated November 13, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 16, 2006

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Shyam Kumaria
Name:	Shyam Kumaria
Title:	Vice President, Finance

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated November 13, 2006.